      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2000



                                                      REGISTRATION NO. 333-34870

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             ESCHELON TELECOM, INC.
                  (FORMERLY ADVANCED TELECOMMUNICATIONS, INC.)
             (Exact Name of Registrant as specified in its charter)


             DELAWARE                              4813                             41-1843131
 (State or other jurisdiction of       (Primary Standard Industrial               (IRS Employer
  incorporation or organization)       Classification Code Number)           Identification Number) `


                         730 SECOND AVENUE, SUITE 1200
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 376-4400
    (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                           --------------------------

                              CLIFFORD D. WILLIAMS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             ESCHELON TELECOM, INC.
                         730 SECOND AVENUE, SUITE 1200
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 376-4400
            (Name, address, including zip code and telephone number,
                   including area code of agent for service)
                           --------------------------

                                   COPIES TO:

           EDWIN M. MARTIN, JR., ESQUIRE                          JOHN D. WATSON, JR., ESQUIRE
             THOMAS L. HANLEY, ESQUIRE                                  LATHAM & WATKINS
         PIPER MARBURY RUDNICK & WOLFE LLP                          1001 PENNSYLVANIA AVENUE
               1200 19(TH) STREET, NW                                      SUITE 1300
                WASHINGTON, DC 20036                                  WASHINGTON, DC 20004
                   (202) 861-3900                                        (202) 637-2200

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                PROPOSEDMAXIMUM
                   TITLE OF EACH CLASS OF                          AGGREGATE             AMOUNT OF
                SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)(2)  REGISTRATION FEE(3)
Common Stock, par value $.01 per share......................     $172,500,000             $45,540


(1) Includes shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.


(3) Previously paid


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              [INSERT FINANCIALS]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee, the National Association Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee.........  $45,540
National Association of Securities Dealers, Inc. filing
  fee.......................................................   17,750
Nasdaq National Market listing fee..........................        *
Transfer agent's and registrar's fees.......................        *
Printing expenses...........................................        *
Legal fees and expenses.....................................        *
Accounting fees and expenses................................        *
Blue Sky filing fees and expenses...........................        *
Miscellaneous expenses......................................        *
                                                              -------
  Total.....................................................        *
                                                              -------

------------------------

*   To be filed by amendment.

14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 145 of the Delaware general corporation law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Our bylaws include provisions to require us to indemnify our directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary. Section 145 also empowers us to purchase and maintain insurance that protects our officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

    At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

15. RECENT SALES OF UNREGISTERED SECURITIES

    During the last three years, we have issued unregistered securities in the transactions described below. These securities were offered and sold by us in reliance upon the exemptions provided for in Section 4(2) of the Securities Act, relating to sales not involving any public offering, Rule 506 of the Securities Act relating to sales to accredited investors and Rule 701 of the Securities Act relating to compensatory benefit plans and contracts relating to compensation. The sales were made without the use of an underwriter and the certificates representing the securities sold contain a restrictive legend that prohibits transfer without registration or an applicable exemption.

1) In August 1997 and December 1997, we issued series A convertible subordinated promissory notes in the aggregate principal amount of $3,153,677 to Stolberg Partners, L.P. and certain employees.

2) In December 1997, we issued series B convertible subordinated promissory notes in the aggregate principal amount of $2,500,000 to Stolberg, Meehan & Scano II, L.P. and Stolberg Partners, L.P.

3) In July 1998, we issued 296,160 shares of common stock in consideration for the merger of Tele-Contracting Specialists, Inc. with and into American Telephone Technology, Inc.

4) In October 1998, in connection with a loan guaranteed by Stolberg Partners, L.P., we issued 39,960 shares of common stock Stolberg Partners, L.P. In January 1999, in connection with loans guaranteed by Stolberg Partners, L.P., we issued 58,920 shares of common stock to Stolberg Partners, L.P.

5) In October 1998, we issued 360 shares of our common stock in consideration of contribution for retention bonuses to Artesian Capital and two other investors.

6) In December 1998, in connection with the merger of One Call Telecom, Inc., with and into Cady Communications, Inc. we issued 468,000 shares of our common stock to former One Call shareholders.

7) In December 1998, we granted to Mr. Moses, a member of our board of directors, options to purchase 58,800 shares of our common stock at an exercise price of $2.85, in connection with his service as a member of our board of directors.

8) In July 1998, we granted options to purchase 30,000 shares of common stock to one of our executive officers at an exercise price of $2.17 per share.

9) In February 1998, we granted options to purchase 9,000 shares of common stock to one of our executive officers at an exercise price of $2.03 per share.

10) In December 1999, we granted options to purchase 90,000 shares of common stock to one of our executive officers at an exercise price of $5.00 per share.

11) In February 1998, we granted options to purchase 52,800 shares of common stock to one of our executive officers at an exercise price of $2.08 per share.

12) In December 1999, we granted options to purchase 30,000 shares of common stock to one of our executive officers at an exercise price of $5.00 per share.

13) In October 1998, we granted options to purchase 96,000 shares of common stock to our president and chief operating officer at an exercise price of $2.08 per share.

14) In January 1999, we issued 39,960 shares of our common stock to two stockholders as part of the consideration for the merger of One Call Telecom merger consideration.

15) In January 1999, we issued 18,960 shares of our common stock to Stolberg Meehan & Scano, II, L.P. in consideration of a $500,000 guarantee of our indebtedness to Imperial Bank.

16) In February 1999, we issued 88,260 shares of common stock to a stockholder in exchange for cash and 17,640 shares of common stock to one of our directors as compensation for serving on our board.

17) In February 1999, we granted options to purchase 64,020 shares of common stock to our president and chief operating officer at an exercise price of $2.83 per share.

18) In February 1999, we granted options to purchase 9,000 shares of common stock to one of our executive officers at an exercise price of $2.68 per share.

19) In March 1999, we issued 32,520 shares of common stock to Stolberg Partners, L.P. and Stolberg Meehan & Scano II. L.P. in connection with a guaranty of indebtedness to Imperial Bank.

20) In March 1999, we issued series B convertible subordinated promissory notes to our president and chief operating officer in the aggregate principal amount of $200,000.

21) In April 1999, we issued a warrant to acquire 12,000 shares of our common stock to one of our lenders.

22) In April 1999, we granted options to purchase 90,000 shares of common stock to one of our executive officers at an exercise price of $5.00 per share.

23) In May 1999, we issued 36,000 shares of common stock to Stolberg Partners, L.P. and Stolberg, Meehan & Scano II, L.P. in connection with a $1,000,000 guaranty of our indebtedness to one of our lenders.

24) In July 1999, we issued a warrant to acquire 428,500 shares of common stock to one of our lenders.

25) In August 1999, we granted options to purchase 60,000 shares of common stock to our president and chief operating officer at an exercise price of $5.00 per share.

26) In August 1999, we granted options to purchase 33,000 shares of common stock to one of our executive officers at an exercise price of $.01 per share.

27) In August 1999, we granted options to purchase 90,000 shares of common stock to one of our executive officers at an exercise price of $5.00 per share.

28) In August 1999, we issued 76,260 shares of common stock to former One Call Telecom stockholders in connection with the merger of One Call
    Telecom, Inc. with and into Cady Communications, Inc.

29) In August 1999, we issued 11,880 shares of common stock pursuant to an earnout provision under the merger agreement with Tele-Contracting, Inc. and American Telephone Technology, Inc. and us.

30) In September 1999, we granted options to purchase 60,000 shares of common stock to one of our executive officers at an exercise price of $5.00 per share.

31) In September 1999, we issued 8,576,000 shares of our series C convertible preferred stock to a group of accredited investors at a price per share of $5.00.

32) In September 1999, we issued 1,349,506 shares of series B1 convertible preferred stock, 1,552,154 shares of series B2 convertible preferred stock, 1,296,704 shares of series B3 convertible preferred stock and 294,254 shares of series B4 convertible preferred stock to a group of 24 accredited investors.

33) In November 1999, we issued 114,300 shares of common stock to One Call Telecom shareholders in connection with the merger of One Call Telecom, Inc. with and into Cady Communications.

34) In December 1999, we issued 580,000 shares of series C convertible preferred stock to Stolberg, Meehan & Scano II, L.P.

35) In January 2000, we granted options to purchase 45,000 shares of common stock to one of our executive officers at an exercise price of $6.00 per share.

36) In January 2000, we issued an aggregate of 1,684,634 shares of series C1 convertible preferred stock issued to a group of accredited investors at an exercise price of $6.00 per share.

37) In January 2000, we issued 569,166 shares of our common stock to shareholders of Fishnet.com in connection with our acquisition of them.

38) In January 2000, we issued an aggregate of 40,000 shares of common stock to two members of our board of directors at a price per share of $6.00.

39) In March 2000, we granted options to purchase 378,575 shares of common stock to our chairman and chief executive officer at an exercise price of $6.00 per share.

40) In March 2000, we granted options to purchase 378,525 shares of common stock to our president and chief operating officer at an exercise price of $6.00 per share.

41) In March 2000, we granted options to purchase 250,000 shares of common stock to our chief financial officer at an exercise price of $6.00 per share.

42) In March 2000, we granted options to purchase 20,000 shares of common stock to one of our executive officers at an exercise price of $6.00 per share.

43) In October 1999, we granted options to purchase 60,000 shares of common stock to our president and chief operating officer at an exercise price of $5.00 per share.

44) In March 2000, we granted options to purchase 20,000 shares of common stock to one of our executive officers at an exercise price of $6.00 per share.

45) In April 2000, we issued an aggregate of 480,206 shares of common stock to a group of investors at a price of $6.54 per share.

16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
  1.1*                  Form of Underwriting Agreement
  2.1.1**               Agreement and Plan of Merger Dated July 14, 1998 by and
                        among Eschelon Telecom, American Telephone Technology, Inc.,
                        Tele-Contracting Specialists, Inc.
  2.1.2**               Agreement and Plan of Merger by and among Eschelon Telecom,
                        One Call Acquisition Corp and One Call Telecom, Inc. dated
                        June 22, 1998
  2.1.3**               Agreement and Plan of Merger by and among Eschelon Telecom,
                        Cady Communications, Inc. and One Call Telecom, Inc. dated
                        June 22, 1998
  2.1.4**               Agreement and Plan of Merger by and among Eschelon Telecom,
                        Fishnet Acquisition Corp., Fishnet.com, Inc. and Steven S.
                        Solbrack, Steven Holland and Steven G. Kolar dated
                        December 23, 1999
  3.1.1**               Second Amended and Restated Certificate of Incorporation
                        dated December 10, 1999
  3.1.2**               Certificate of Amendment to Second Amended and Restated
                        Certificate of Incorporation, dated April 14, 2000
  3.1.3*                Form of Third Amended and Restated Certificate of
                        Incorporation (to be effective immediately after the closing of this offering)
  3.1.4**               Bylaws dated September 21, 1999
  3.1.5**               First Amendment to Bylaws dated September 30, 1999
  3.1.6*                Second Amendment to Bylaws dated    , 2000
  3.1.7*                Form of Amended and Restated Bylaws (to be effective
                        immediately after the closing of this offering)
  4.1*                  Specimen stock certificate for shares of common stock
  5.1*                  Form of opinion of Piper Marbury Rudnick & Wolfe LLP,
                        regarding legality of securities being registered
 10.1.1**               Amended and Restated Stockholders Agreement dated
                        September 30, 1999 by and among Eschelon Telecom and certain stockholders listed therein.
 10.1.2**               Baker Center Lease of Office Space dated August 14, 1996
                        between St. Paul Properties, Inc. and Eschelon Telecom
 10.1.3**               First Amendment to Baker Center Lease dated September 5,
                        1996 between St. Paul Properties, Inc. and Eschelon Telecom
 10.1.4**               Baker Center Lease of additional office space dated
                        January 22, 1997 between St. Paul Properties and Eschelon
                        Telecom
 10.1.5**               Baker Center Amendment of Lease dated May 15, 1997 between
                        St. Paul Properties and One Call Telecom, Inc.
 10.1.6**               Baker Center Second Lease of additional office space dated
                        August 4, 1997 between St. Paul Properties, Inc. and
                        Eschelon Telecom
 10.1.7**               Baker Center Lease dated September 15, 1997 between
                        St. Paul Properties and Eschelon Telecom
 10.1.8**               Baker Center Second Amendment of Lease dated October 15,
                        1998 between St. Paul Properties, Inc. and Eschelon Telecom
 10.1.9**               Lease Agreement between Denver FDS, L.P. and Eschelon
                        Telecom, Inc. dated November 29, 1999
 10.1.10**              Lease Agreement between Alco Investment Company and Eschelon
                        Telecom, Inc. dated November 29, 1999
 10.1.11**              Lease Agreement between SOFI-IV SIM Office Investors II,
                        Limited Partnership and Eschelon Telecom dated December 1,
                        1999

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.1.12**              Lease Agreement between Seattle Telecom LLC and Eschelon
                        Telecom dated December   , 1999
 10.1.13**              Lease Agreement between Parkside Salt Lake Corporation and
                        Eschelon Telecom dated December 28, 1999.
 10.1.14**              Lease Agreement between Timeshare Systems, Inc, and Eschelon
                        Telecom
 10.1.15                Series C Preferred Stock Purchase Agreement dated as of
                        September 30, 1999 by and among Eschelon Telecom and the
                        purchasers named therein.
 10.1.16**              Loan and Security Agreement dated as of July 16, 1999 among
                        ATI Operating Company, as Borrower, Eschelon Telecom and
                        Certain Operating Subsidiaries of Eschelon Telecom as
                        Guarantors, NTFC Capital Corporation, as Lender, the other
                        Lenders party hereto and General Electric Capital
                        Corporation as Administrative Agent
 10.1.17**              Stock Purchase Warrant Agreement dated as of July 19, 1999, by and between Eschelon Telecom and General Electric Capital
                        Corporation
 10.1.18**              General Electric Capital Corporation Warrant Certificate
 10.1.19**              Form of Non-competition Agreement
 10.1.20                1996 Second Amended and Restated Employee Stock Option Plan
 10.1.21**              Employment Agreement dated July 1, 1996 between Eschelon
                        Telecom and Clifford D. Williams
 10.1.22**              Employment Agreement dated April 15, 1999 between Eschelon
                        Telecom and Satish C. Tiwari
 10.1.23**              Employment Agreement dated August 4, 1999 between Eschelon
                        Telecom and Michael J. Robinson
 10.1.24**              Employment Agreement dated March 19, 1999 between Eschelon
                        Telecom and David A. Kunde
 10.1.25**              Employment Agreement dated July 16, 1999 between Eschelon
                        Telecom and John E. Beesley
 10.1.26**              Employment Agreement dated March 7, 2000 between Eschelon
                        Telecom and Geoffrey M. Boyd
 10.1.27**              Employment Agreement dated July 19, 1999 between Eschelon
                        Telecom and Steven K. Wachter
 10.1.28**              Employment Agreement dated June 4, 1998 between Eschelon
                        Telecom and Richard A. Smith
 10.1.29**              Amendment to Employment Agreement dated March 10, 1999
                        between Eschelon Telecom and Richard A. Smith
 10.1.30**              Advisory Agreement dated as of September 30, 1999 by and
                        among Eschelon Telecom, Bain Capital Partners VI, L.P. and
                        Stolberg Partners, L.P.
 10.1.31+               Master Purchase and Services Agreement dated June 1, 1999
                        between Eschelon Telecom and Nortel Networks Inc.
 10.1.32                Series C1 Preferred Stock Purchase Agreement dated as of
                        December 13, 1999 by and among Eschelon Telecom and the
                        investors named therein
 10.1.33                Common Stock Purchase Agreement dated as of March 31, 2000 by and among Eschelon Telecom and the investors named
                        therein
 10.1.34                Amendment No. 2 to Amended and Restated Stockholders
                        Agreement dated March 31, 2000 by and among Eschelon
                        Telecom and certain stockholders listed therein
 10.1.35                Interconnection Agreement by and between American Telephone
                        Technology, Inc. and US WEST Communications, Inc. for the
                        state of Washington
 10.1.36                Interconnection Agreement by and between Electro-Tel, Inc.
                        and US WEST Communications, Inc. for the state of Colorado
 10.1.37                Interconnection Agreement by and between Eschelon Telecom
                        and US WEST Communications, Inc. for the state of Utah

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.1.38                Resale and Unbundling Agreement by and between American
                        Telephone Technology Inc. and GTE Northwest Incorporated for
                        the state of Washington
 10.1.39                Interconnection Agreement by and between American Telephone
                        Technology, Inc. and US WEST Communications, Inc. for the
                        state of Oregon
 10.1.40                Interconnection Agreement by and between Cady
                        Telemanagement, Inc. and US WEST Communications, Inc. for
                        the state of Minnesota
 10.1.41                Interconnection Agreement by and between Eschelon Telecom
                        and NEVADA BELL for the state of Nevada
 10.1.42                Interconnection Agreement by and between Eschelon Telecom
                        and US WEST Communications, Inc. for the state of Arizona
 21**                   Subsidiaries of Eschelon Telecom
 23.1**                 Consent of Ernst & Young LLP
 23.2*                  Consent of Piper Marbury Rudnick & Wolfe LLP (included as
                        part of Exhibit 5.1 hereto)
 24.1**                 Power of Attorney (included in signature pages)
 27**                   Financial Data Schedule


------------------------

*   To be filed by amendment


**  Previously filed



+ Portions of this exhibit were omitted and have been separately filed with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Securities Act.


    (B) FINANCIAL STATEMENT SCHEDULES:

    Schedules have been omitted because the information required to be shown in the schedules is not applicable or is included elsewhere in our financial statements or the notes thereto.

17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Charter or Bylaws or the Delaware General corporation Law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted form the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or

    497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on the 4th day of May, 2000.


                                                       ESCHELON TELECOM, INC.

                                                       By:                      *
                                                            -----------------------------------------
                                                                       Clifford D. Williams
                                                                    CHAIRMAN OF THE BOARD AND
                                                                     CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                     *                                 Chairman of the Board and       May 4, 2000
-------------------------------------------              Chief Executive Officer
Clifford D. Williams                                     (Principal Executive
                                                         Officer)

/s/ RICHARD A. SMITH                                   President and Chief             May 4, 2000
-------------------------------------------              Operating Officer
Richard A. Smith

                     *                                 Chief Financial Officer         May 4, 2000
-------------------------------------------              (Principal Accounting and
Geoffrey M. Boyd                                         Financial Officer)

                     *                                 Director                        May 4, 2000
-------------------------------------------
Tansukh V. Ganatra

                     *                                 Director                        May 4, 2000
-------------------------------------------
Michael A. Krupka

                     *                                 Director                        May 4, 2000
-------------------------------------------
Marvin C. Moses

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                     *                                 Director                        May 4, 2000
-------------------------------------------
Mark E. Nunnelly

                     *                                 Director                        May 4, 2000
-------------------------------------------
E. Theodore Stolberg

                     *                                 Director                        May 4, 2000
-------------------------------------------
Peter M. Van Genderen



*By:               /s/ RICHARD A. SMITH
           -------------------------------------
                     Richard A. Smith
                     Attorney-In-fact

                                 EXHIBIT INDEX


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
  1.1*                  Form of Underwriting Agreement
  2.1.1**               Agreement and Plan of Merger Dated July 14, 1998 by and
                        among Eschelon Telecom, American Telephone Technology, Inc.,
                        Tele-Contracting Specialists, Inc.
  2.1.2**               Agreement and Plan of Merger by and among Eschelon Telecom,
                        One Call Acquisition Corp and One Call Telecom, Inc. dated
                        June 22, 1998
  2.1.3**               Agreement and Plan of Merger by and among Eschelon Telecom,
                        Cady Communications, Inc. and One Call Telecom, Inc. dated
                        June 22, 1998
  2.1.4**               Agreement and Plan of Merger by and among Eschelon Telecom,
                        Fishnet Acquisition Corp., Fishnet.com, Inc. and Steven S.
                        Solbrack, Steven Holland and Steven G. Kolar dated
                        December 23, 1999
  3.1.1**               Second Amended and Restated Certificate of Incorporation
                        dated December 10, 1999
  3.1.2**               Certificate of Amendment to Second Amended and Restated
                        Certificate of Incorporation, dated April 14, 2000
  3.1.3*                Form of Third Amended and Restated Certificate of
                        Incorporation (to be effective immediately after the closing of this offering)
  3.1.4**               Bylaws dated September 21, 1999
  3.1.5**               First Amendment to Bylaws dated September 30, 1999
  3.1.6*                Second Amendment to Bylaws dated    , 2000
  3.1.7*                Form of Amended and Restated Bylaws (to be effective
                        immediately after the closing of this offering)
  4.1*                  Specimen stock certificate for shares of common stock
  5.1*                  Form of opinion of Piper Marbury Rudnick & Wolfe LLP,
                        regarding legality of securities being registered
 10.1.1**               Amended and Restated Stockholders Agreement dated
                        September 30, 1999 by and among Eschelon Telecom and certain stockholders listed therein.
 10.1.2**               Baker Center Lease of Office Space dated August 14, 1996
                        between St. Paul Properties, Inc. and Eschelon Telecom
 10.1.3**               First Amendment to Baker Center Lease dated September 5,
                        1996 between St. Paul Properties, Inc. and Eschelon Telecom
 10.1.4**               Baker Center Lease of additional office space dated
                        January 22, 1997 between St. Paul Properties and Eschelon
                        Telecom
 10.1.5**               Baker Center Amendment of Lease dated May 15, 1997 between
                        St. Paul Properties and One Call Telecom, Inc.
 10.1.6**               Baker Center Second Lease of additional office space dated
                        August 4, 1997 between St. Paul Properties, Inc. and
                        Eschelon Telecom
 10.1.7**               Baker Center Lease dated September 15, 1997 between
                        St. Paul Properties and Eschelon Telecom
 10.1.8**               Baker Center Second Amendment of Lease dated October 15,
                        1998 between St. Paul Properties, Inc. and Eschelon Telecom
 10.1.9**               Lease Agreement between Denver FDS, L.P. and Eschelon
                        Telecom, Inc. dated November 29, 1999
 10.1.10**              Lease Agreement between Alco Investment Company and Eschelon
                        Telecom, Inc. dated November 29, 1999
 10.1.11**              Lease Agreement between SOFI-IV SIM Office Investors II,
                        Limited Partnership and Eschelon Telecom dated December 1,
                        1999
 10.1.12**              Lease Agreement between Seattle Telecom LLC and Eschelon
                        Telecom dated December   , 1999
 10.1.13**              Lease Agreement between Parkside Salt Lake Corporation and
                        Eschelon Telecom dated December 28, 1999.
 10.1.14**              Lease Agreement between Timeshare Systems, Inc, and Eschelon
                        Telecom

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.1.15                Series C Preferred Stock Purchase Agreement dated as of
                        September 30, 1999 by and among Eschelon Telecom and the
                        purchasers named therein.
 10.1.16**              Loan and Security Agreement dated as of July 16, 1999 among
                        ATI Operating Company, as Borrower, Eschelon Telecom and
                        Certain Operating Subsidiaries of Eschelon Telecom as
                        Guarantors, NTFC Capital Corporation, as Lender, the other
                        Lenders party hereto and General Electric Capital
                        Corporation as Administrative Agent
 10.1.17**              Stock Purchase Warrant Agreement dated as of July 19, 1999, by and between Eschelon Telecom and General Electric Capital
                        Corporation
 10.1.18**              General Electric Capital Corporation Warrant Certificate
 10.1.19**              Form of Non-competition Agreement
 10.1.20                1996 Second Amended and Restated Employee Stock Option Plan
 10.1.21**              Employment Agreement dated July 1, 1996 between Eschelon
                        Telecom and Clifford D. Williams
 10.1.22**              Employment Agreement dated April 15, 1999 between Eschelon
                        Telecom and Satish C. Tiwari
 10.1.23**              Employment Agreement dated August 4, 1999 between Eschelon
                        Telecom and Michael J. Robinson
 10.1.24**              Employment Agreement dated March 19, 1999 between Eschelon
                        Telecom and David A. Kunde
 10.1.25**              Employment Agreement dated July 16, 1999 between Eschelon
                        Telecom and John E. Beesley
 10.1.26**              Employment Agreement dated March 7, 2000 between Eschelon
                        Telecom and Geoffrey M. Boyd
 10.1.27**              Employment Agreement dated July 19, 1999 between Eschelon
                        Telecom and Steven K. Wachter
 10.1.28**              Employment Agreement dated June 4, 1998 between Eschelon
                        Telecom and Richard A. Smith
 10.1.29**              Amendment to Employment Agreement dated March 10, 1999
                        between Eschelon Telecom and Richard A. Smith
 10.1.30**              Advisory Agreement dated as of September 30, 1999 by and
                        among Eschelon Telecom, Bain Capital Partners VI, L.P. and
                        Stolberg Partners, L.P.
 10.1.31+               Master Purchase and Services Agreement dated June 1, 1999
                        between Eschelon Telecom and Nortel Networks Inc.
 10.1.32                Series C1 Preferred Stock Purchase Agreement dated as of
                        December 13, 1999 by and among Eschelon Telecom and the
                        investors named therein
 10.1.33                Common Stock Purchase Agreement dated as of March 31, 2000 by and among Eschelon Telecom and the investors named
                        therein
 10.1.34                Amendment No. 2 to Amended and Restated Stockholders
                        Agreement dated March 31, 2000 by and among Eschelon
                        Telecom and certain stockholders listed therein
 10.1.35                Interconnection Agreement by and between American Telephone
                        Technology, Inc. and US WEST Communications, Inc. for the
                        state of Washington
 10.1.36                Interconnection Agreement by and between Electro-Tel, Inc.
                        and US WEST Communications, Inc. for the state of Colorado
 10.1.37                Interconnection Agreement by and between Eschelon Telecom
                        and US WEST Communications, Inc. for the state of Utah
 10.1.38                Resale and Unbundling Agreement by and between American
                        Telephone Technology Inc. and GTE Northwest Incorporated for
                        the state of Washington
 10.1.39                Interconnection Agreement by and between American Telephone
                        Technology, Inc. and US WEST Communications, Inc. for the
                        state of Oregon
 10.1.40                Interconnection Agreement by and between Cady
                        Telemanagement, Inc. and US WEST Communications, Inc. for
                        the state of Minnesota
 10.1.41                Interconnection Agreement by and between Eschelon Telecom
                        and NEVADA BELL for the state of Nevada

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.1.42                Interconnection Agreement by and between Eschelon Telecom
                        and US WEST Communications, Inc. for the state of Arizona
 21**                   Subsidiaries of Eschelon Telecom
 23.1**                 Consent of Ernst & Young LLP
 23.2*                  Consent of Piper Marbury Rudnick & Wolfe LLP (included as
                        part of Exhibit 5.1 hereto)
 24.1**                 Power of Attorney (included in signature pages)
 27**                   Financial Data Schedule


------------------------

*   To be filed by amendment


**  Previously filed



+ Portions of this exhibit were omitted and have been separately filed with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Securities Act.